Exhibit 99.1

HUDSON GLOBAL, INC.

ANNUAL MEETING OF STOCKHOLDERS – AUGUST 21, 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Hudson Global, Inc., a Delaware corporation (the “Company”), hereby appoints Jeffrey E. Eberwein and Matthew K. Diamond, each with full power of substitution, as proxies, to vote all capital stock of the Company that the stockholder would be entitled to vote on all matters that may properly come before the Company’s 2025 Annual Meeting of the Stockholders (the “Annual Meeting”) to be held on August 21, 2025, at 11:00 a.m., local time, at the offices of the Company located at 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870, and any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors (the “Board”). The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

The Board recommends a vote FOR the election of all of the listed nominees and FOR Proposals 2, 3, 4, 5 and 6.

1.	Election of nominees named below to the Board of Directors of the Company.

☐ FOR ALL NOMINEES.

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES.

☐ FOR ALL EXCEPT

(See instructions below)

Nominees:	• Jeffrey E. Eberwein
• Mimi K. Drake
• Connia M. Nelson
• Robert Pearse

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ⚫

2.	To approve, by advisory vote, the compensation of our named executive officers as disclosed in the proxy statement.

FOR ☐    AGAINST ☐    ABSTAIN ☐

3.	To ratify the appointment of Wolf & Company, P.C. as independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2025.

FOR ☐    AGAINST ☐    ABSTAIN ☐

4.

To approve the proposed amendment to the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan to increase the authorized shares of Company Common Stock issuable under the Plan by 400,000 shares, and to permit the issuance of up to 175,000 shares of Company Preferred Stock.

FOR ☐    AGAINST ☐    ABSTAIN ☐

5.

To approve the issuance of shares of common stock of Hudson, which will represent more than 5% of the shares of Hudson common stock outstanding immediately prior to the Merger, to stockholders of Star, pursuant to the terms of the Merger Agreement, pursuant to Nasdaq Listing Rule 5635(a)

FOR ☐    AGAINST ☐    ABSTAIN ☐

6.

To approve the adjournment of the Annual Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of Proposal No. 5 or to ensure that any supplemental or amended disclosure is timely provided to Hudson stockholders.

FOR ☐    AGAINST ☐    ABSTAIN ☐

This proxy may be revoked prior to the time it is voted by delivering to the Corporate Secretary of the Company either a written revocation or a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

See reverse side for additional instructions

PLEASE ACT PROMPTLY

PLEASE SIGN AND DATE THIS PROXY CARD

AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

DATE: ___________________
(Signature of Stockholder)

DATE: ___________________
(Signature of Stockholder)

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.